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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                          August 4, 1997




                       ENSERCH Corporation
      (Exact name of Registrant as specified in its charter)




          Texas               1-3183               75-0399066
    (State or other         (Commission        (I.R.S. Employer
    jurisdiction of         File Number)      Identification No.)
     incorporation)



ENSERCH Center, 300 S. St. Paul, Dallas, Texas            75201
 (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including Area Code:  214-651-8700

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ITEM 5.  Other Events

     ENSERCH Corporation (ENS) announced that its subsidiary, Enserch Exploration, Inc. (EEX), today issued a press release and filed a Form 8-K indicating that a review and evaluation of the commercial feasibility of its non-producing oil and gas properties is being conducted and that, based upon this preliminary evaluation, EEX expects a material downward revision of its oil and natural gas reserves. EEX has indicated that it anticipates at this time that the amount of the downward revision of its proven non-producing reserves will fall within a range of 500 billion cubic feet equivalent (Bcfe) and 700 Bcfe.

     In association with the merger of ENS and Texas Utilities Company (TXU), ENS will distribute to its shareholders of record as of the close of business August 4, 1997, all of its common stock ownership in EEX. After the merger is completed, which is expected to occur August 5, 1997, neither ENS nor TXU will have any continuing ownership interest in EEX.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ENSERCH Corporation



Date: August 4, 1997          By:         /s/ R. L. Jay
                                             R. L. Jay
                                   Assistant Corporate Secretary